EXHIBIT 99.01

CERTIFICATE OF MERGER
OF
HP ACQUISITION CORP.
INTO
HEALTH POWER, INC.

  In compliance with the requirements of §251 of the Delaware General Corporation Law, the undersigned hereby certifies that:

1.	Security Capital Corporation, a Delaware corporation ("Security Capital"), HP Acquisition Corp., a Delaware corporation ("HPAC"), and Health Power, Inc., a Delaware corporation ("Health Power"), have entered into an Agreement and Plan of Merger dated as of June 8, 2000, as amended (the "Plan"), which is hereby incorporated herein by reference. The Plan provides for the merger of HPAC with and into Health Power (the "Merger"), with Health Power continuing as the surviving corporation (the "Surviving Corporation"). HPAC and Health Power are hereinafter collectively referred to as the "Constituent Corporations."

2.	The Plan has been approved, adopted, certified, executed, and acknowledged by each of the Constituent Corporations in accordance with §251 of the Delaware General Corporation Law.

3.	The Merger shall become effective as of the time of filing of this Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

4.	The name of the Surviving Corporation shall be Health Power, Inc. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety and shall become the Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit 1.1A, which is incorporated herein by reference.

5.	The Plan shall be on file at an office of the Surviving Corporation at 6377 Emerald Parkway, Dublin, Ohio 43016, and a copy of the Plan will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

  The undersigned corporation has caused this Certificate of Merger to be executed by a duly authorized officer on December 20, 2000.

HEALTH POWER, INC.

By     /s/ Bernard F. Master, D.O.
     Bernard F. Master, D.O., Chairman